UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 7, 2021

Orbsat Corp

(Exact name of registrant as specified in its charter)

Nevada	001-40447	65-0783722
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

18851 N.E. 29th Ave., Suite 700, Aventura, FL 33180

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (305) 560-5355

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company [  ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [  ]

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbols(s)	Name of each exchange on which registered
Common Stock, par value $0.0001	OSAT	The Nasdaq Stock Market, Inc.
Warrants	OSATW	The Nasdaq Stock Market, Inc.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Previously, on May 28, 2021, the Company disclosed by way of a Current Report on Form 8-K that contemporaneous with the effectiveness of the registration statement relating to the Company’s recent underwritten public offering, the following individuals joined the Company as members of the Board of Directors, and, in the case of Mr. Charles M. Fernandez, as an officer as well:

Charles M. Fernandez, Executive Chairman and Director, 59. On May 23, 2021, the Company entered into a three (3) year Employment Agreement (the “Fernandez Agreement”) with Mr. Fernandez, and granted Mr. Fernandez an award of restricted stock with a grant date fair value equal to $3,000,000 determined at the per unit offering price (the “RSA”), which RSA will vest 1/3 at each of the three anniversaries of the grant date. Notwithstanding the vesting schedule, full vesting will occur upon a Change in Control, as that term is defined in the RSA. Separately, Mr. Fernandez invested $3,000,000 in our recent underwritten public offering.

Louis Cusimano, Director, 74.

John E. Miller, Director, 79.

Kendall W. Carpenter, Director, 65.

On June 5, 2021, the Board of Directors of the Company (four out of six of the members of which joined the Board of Directors in connection with the Company’s May 28, 2021 public offering) appointed Charles M. Fernandez as the Chief Executive Officer of the Company, and in connection therewith the Compensation Committee and the Board of Directors approved an increase in his annual salary to $350,000.

On June 2, 2021, the Board of Directors of the Company determined that Hector Delgado, Louis Cusimano, John E. Miller, and Kendall W. Carpenter qualify as “Independent Directors” under applicable Nasdaq rules, and that Mrs. Carpenter qualifies as an ‘audit committee financial expert’ as such term is currently defined in Item 401(d)(5) of Regulation S-K and meets the financial sophistication requirements of the NASDAQ rules.

On June 2, 2021, the Company executed Independent Director Agreement with each of Hector Delgado, Louis Cusimano, John E. Miller, and Kendall W. Carpenter. Hector Delgado was appointed a member of each of the Audit Committee, Compensation Committee and the Nomination Committee. Kendall Carpenter was appointed a member of each of the Audit, Compensation and the Nomination Committees, and as the Chairperson of the Audit and Nomination Committees. John E. Miller was appointed a member of each of the Audit Committee and Nomination Committees. The Independent Director Agreements have a two year term (subject to the director’s nomination and election) and provide for the compensation of Hector Delgado, Louis Cusimano and John E. Miller at the annual rate of $48,000 per year per director, and for the compensation of Kendall W. Carpenter at the annual rate of $72,000 per year. The Independent Director Agreements also include provision for the bonuses at the discretion of the Compensation Committee and for the issuance of stock and option grants under stock option or other equity incentive programs of the Corporation. The Indemnification Agreements contain customary confidentiality and indemnification provisions and require the Company to maintain a specified amount of D&O Insurance. The foregoing description of the Independent Director Agreements is qualified in its entirety by the actual text of such agreements, which are attached hereto as Exhibits 10.21, 10.22, 10.23, and 10.24, respectively, and incorporated herein by reference.

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On June 5, 2021, the Board of Directors of the Company also caused the Company to enter into new three year employment agreements with David Phipps, the Company’s President, and Thomas Seifert, the Company’s Chief Financial Officer.

The employment agreement with Mr. Phipps (the “Phipps Agreement”) replaced his existing employment agreement and has an initial term of three years. Pursuant to the Phipps Agreement, Mr. Phipps will serve as the serve as President and Chief Executive Officer of Global Operations. The term will be automatically extended for additional one-year terms thereafter unless terminated by the Company or Mr. Phipps by written notice. CEO’s annual base compensation is an aggregate of $350,000. The Company may increase (but not decrease his compensation during its term. In addition, Mr. Phipps will be entitled to receive an annual cash bonus if the Company meets or exceeds criteria adopted by the Compensation Committee of the Board of Directors. Mr. Phipps is also entitled to participate in any other executive compensation plans adopted by the Board of Directors, and is eligible for such grants of awards under stock option or other equity incentive plans as the Compensation Committee of the Company may from time to time determine (the “Share Awards”). Share Awards shall be subject to the applicable Plan terms and conditions, provided, however, that Share Awards shall be subject to any additional terms and conditions as are provided herein or in any award certificate(s), which shall supersede any conflicting provisions governing Share Awards provided under the Company is required to pay or to reimburse the Employee for all reasonable out-of-pocket expenses actually incurred or paid by the Employee in the course of his employment, consistent with the Company’s policy. Mr. Phipps shall be entitled to participate in such pension, profit sharing, group insurance, hospitalization, and group health and benefit plans and all other benefits and plans, including perquisites, if any, as the Company provides to its senior Employees. The employment agreement may be terminated based on death or disability of the executive, for cause or without good reason, for cause or with good reason, and as a result of the change of control of the Company. The employment agreement also contains certain provisions that are customary for agreements of this nature, including, without limitation, non-competition and non-solicitation covenants, indemnification provisions, etc.

The employment agreement with Mr. Seifert (the “Seifert Agreement”) replaced his existing employment agreement and has an initial term of three years. The term will be automatically extended for additional one-year terms thereafter unless terminated by the Company or Mr. Phipps by written notice. CEO’s annual base compensation is an aggregate of $240,000. The Company may increase (but not decrease his compensation during its term. In addition, Mr. Phipps will be entitled to receive an annual cash bonus if the Company meets or exceeds criteria adopted by the Compensation Committee of the Board of Directors, which criteria shall be adopted by the Compensation Committee annually. Mr. Phipps is also entitled to participate in any other executive compensation plans adopted by the Board of Directors, and is eligible for such grants of awards under stock option or other equity incentive plans as the Compensation Committee of the Company may from time to time determine (the “Share Awards”). Share Awards shall be subject to the applicable Plan terms and conditions, provided, however, that Share Awards shall be subject to any additional terms and conditions as are provided herein or in any award certificate(s), which shall supersede any conflicting provisions governing Share Awards provided under the Company is required to pay or to reimburse the Employee for all reasonable out-of-pocket expenses actually incurred or paid by the Employee in the course of his employment, consistent with the Company’s policy. Mr. Phipps shall be entitled to participate in such pension, profit sharing, group insurance, hospitalization, and group health and benefit plans and all other benefits and plans, including perquisites, if any, as the Company provides to its senior Employees. The employment agreement may be terminated based on death or disability of the executive, for cause or without good reason, for cause or with good reason, and as a result of the change of control of the Company. The employment agreement also contains certain provisions that are customary for agreements of this nature, including, without limitation, non-competition and non-solicitation covenants, indemnification provisions, etc.

The foregoing descriptions of the Phipps Agreement and the Seifert Agreement are qualified in their entirety by the actual text of the respective agreements, which are attached hereto as Exhibits 10.25, and 10.26, respectively, and incorporated herein by reference.

On June 2, 2021, the Board of Directors of the Company authorized bonuses for David Phipps, the Company’s President, and Thomas Seifert, the Company’s Chief Financial Officer in the amounts of $100,000 and $50,000, respectively.

Item 9.01. Financial Statements and Exhibits.

Exhibits.

Exhibit No.	Description

10.21	Hector Delgado Independent Director Agreement
10.22	Louis Cusimano Independent Director Agreement
10.23	John E. Miller Independent Director Agreement
10.24	Kendall W. Carpenter Independent Director Agreement
10.25	David Phipps Employment Agreement
10.26	Thomas Seifert Employment Agreement

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Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

	By:	/s/ David Phipps
	Name:	David Phipps
	Title:	Chief Executive Officer

Dated: June 7, 2021

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